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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): OCTOBER 21, 1999


                               TMP WORLDWIDE INC.
            ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    0-21571                13-3906555
----------------------------       -----------           ----------------
(State or Other Jurisdiction       (Commission           (I.R.S. Employer
      of Incorporation)             File Number         Identification No.)


1633 BROADWAY, NEW YORK, NEW YORK                                          10019
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:  212-977-4200


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 21, 1999, pursuant to the terms of the Amended and Restated Purchase Agreement, dated as of October 20, 1999, by and among TMP Worldwide Inc. ("TMP"), Highland Search Group L.L.C. ("Highland") and the owners of Highland (collectively, the "Owners"), TMP completed its acquisition from the Owners of all the membership interests of Highland for an aggregate of 699,333 shares of TMP's common stock, $.001 par value per share (the "TMP Common Stock"). Highland is engaged in the executive search business. As a result of the transaction, TMP holds 100% of the membership interests in Highland, and the Owners became stockholders of TMP.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

         (c)      EXHIBITS.

                  Exhibit 2.1 Amended and Restated Purchase Agreement, dated as of October 20, 1999, by and among TMP Worldwide Inc., Highland Search Group L.L.C. and the individuals set forth on Schedule A thereto.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TMP WORLDWIDE INC.


                                          By: /s/ MYRON F. OLESNYCKYJ
                                             -----------------------------------
                                              Myron F. Olesnyckyj
                                              Vice President and General Counsel

Dated: November 1, 1999


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